EXHIBIT 14(a)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-34233, Registration No. 33-46861, Registration No. 33-87614, Registration No. 33-97622, Registration No. 33-97624 and Registration No. 33-39364) of Scailex Corporation Ltd., of our Report dated February 26, 2006, with respect to the financial statements of Jemtex Ink Jet Printing Ltd. as of December 31, 2005.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants
BDO member firm

Tel Aviv Israel

June 27, 2006